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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

Board of Directors
SIMCALA, Inc.

We consent to the use in this Registration Statement of SIMCALA, Inc. (the "Company") on Form S-1 of our report dated February 27, 1998, appearing in the Prospectus, which is part of the Registration Statement, and to the references to us under the headings "Summary Historical and Pro Forma Financial Information," "Selected Historical Financial Information" and "Experts" in such Prospectus.

Our audit of the financial statements referred to in our aforementioned report also included the financial statement schedule of the Company as of and for the year ended December 31, 1997, listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/ Deloitte & Touche LLP



Atlanta, Georgia
May 28, 1998